EXHIBIT 99.1

Contact: Debbie Nalchajian-Cohen

559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS

EARNINGS RESULTS FOR THE NINE MONTHS AND THIRD QUARTER ENDED
SEPTEMBER 30, 2007

FRESNO, CALIFORNIA…October 16, 2007… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $4,647,000, or $0.73 per diluted share, for the nine-month period ended September 30, 2007, compared to $4,768,000, or $0.74 per diluted share for the same period of 2006.

Annualized return on average equity for the first three quarters of 2007 was 12.15%, compared to 14.30% for the same period in 2006. Annualized return on average assets was 1.30% for the first three quarters of 2007, compared to 1.37% for the same period in 2006.

The Company’s net interest margin (fully tax equivalent basis) was 5.72% for the nine months ended September 30, 2007, compared to 5.80% for the same period in 2006. The decrease in net interest margin is principally due to an increase in the Company’s cost of funds. In comparing the two periods, the effective yield on total earning assets increased 33 basis points, while the cost of total interest bearing liabilities increased 69 basis points and the cost of total deposits increased 48 basis points. The Company has less exposure than many other financial institutions to such interest expense increases, as 32.4% of its average deposits are non-interest bearing. The total cost of deposits for the nine months ended September 30, 2007 was 1.90% compared to 1.42% for the same period in 2006. Net interest income for the nine months ended September 30, 2007 was $18,284,000, compared to $18,114,000 for the same period in 2006, an increase of $170,000 or 0.94%.

Asset quality continues to be strong. The Company had one non-accrual loan totaling $11,000 at September 30, 2007, and none at December 31, 2006 or September 30, 2006. The Company had no Other Real Estate Owned at September 30, 2007, December 31, 2006, or September 30, 2006. The Company is not involved in any sub-prime mortgage lending activities and the loan portfolio did not include any sub-prime mortgage loans at September 30, 2007, December 31, 2006, or September 30, 2006. During the first nine months of 2007, the Company recorded a $360,000 pre-tax addition to the allowance for credit losses, compared to $600,000 for the same period in 2006. The decrease in 2007 is principally due to the volume of outstanding loans and our assessment of the overall adequacy of the allowance for credit losses.

Total average assets for the nine months ended September 30, 2007 were $476,852,000, compared to $465,518,000 for the same period in 2006. Total average gross loans were $329,694,000 for the first nine months of 2007, compared to $302,110,000 for the same period in 2006, a 9.1% increase. Total average investments decreased to $104,474,000 for the first nine months of 2007 from $123,660,000 for the first nine months of 2006 as sales, maturities and calls in the portfolio provided funding for loan growth. Total average deposits increased 1.9% to $417,486,000 for the nine months ended September 30, 2007, compared to $409,815,000 for the same period in 2006. The increase in average deposits is due to an increase of $4,868,000 in non-interest bearing deposits and a $2,803,000 increase in interest bearing deposits.

Non-interest income for the nine months ended September 30, 2007 decreased $148,000, or 4.2% to $3,350,000 from $3,498,000 for the same period in 2006. The decrease was mainly due to a $184,000 decrease in gain on sale of assets, a decrease in brokered loan fees of $123,000, and a decrease in gain on sales of investment securities of $79,000, partially offset by an increase in customer service charges of $196,000, and an increase in merchant card fees of $68,000. Non-interest expense for the nine months ended September 30, 2007 increased $851,000, or 6.3% to $14,325,000 from $13,474,000 for the same period in 2006, due to a $213,000 increase in compensation expense, a $236,000 increase in occupancy expenses, and an increase in other expenses of $402,000. Incremental expenses from our two new branches and new corporate headquarters opened in 2006, as well as the opening of our Modesto Loan Production office and the relocation of our Kerman branch to a larger facility in 2007, contributed to the increase in non-interest expenses.

During the nine months ended September 30, 2007, the Company repurchased 162,500 shares of its common stock for $2,402,000 in open market trading, with an additional $199,000 remaining as authorized to be repurchased by the Company’s Board of Directors.

Quarter Ended September 30, 2007

For the quarter ended September 30, 2007, the Company reported net income of $1,576,000, or $0.25 per diluted share, compared to $1,669,000, or $0.26 per diluted share, for the same period in 2006.

Annualized return on average equity for the third quarter of 2007 was 12.21%, compared to 14.28% for the same period of 2006. This decrease is reflective of an increase in capital from retained earnings and the increase in the Company’s common stock from the exercise of options partially offset by the common stock repurchased. Annualized return on average assets was 1.33% for the third quarter of 2007 compared to 1.43% for the same period in 2006.

In comparing third quarter 2007 to third quarter 2006, total loans continued to increase. Average total gross loans increased $30,278,000, or 9.8% in the three months ended September 30, 2007, compared to the same period in 2006. During the third quarter of 2007, the Company recorded $33,000 in net charge-offs of credit losses compared to a net recovery of $83,000 in the third quarter of 2006. Net income for the quarter ended September 30, 2007 reflects a $120,000 pre-tax addition to the allowance for credit losses, compared to $100,000 for the same period in 2006.

Average total deposits for the third quarter of 2007 increased 2.0% to $417,108,000 compared to $408,778,000 for the same period in 2006.

The Company’s net interest margin (fully tax equivalent basis) decreased 2 basis points to 5.80% for the three months ended September 30, 2007, from 5.82% for the three months ended September 30, 2006. Net interest income increased 1.3% to $6,186,000 for the third quarter of 2007, compared to $6,104,000 for the same period in 2006.

Non-interest income decreased 17.0% or $220,000 to $1,075,000 for the third quarter of 2007 compared to $1,295,000 for the same period in 2006 mainly due to a decrease in gain on sale of assets of $188,000. Non-interest expense increased $233,000, or 5.0% to $4,864,000 for the third quarter of 2007 compared to $4,631,000 for the same period in 2006 mainly due to increases in salary expense, occupancy expense and other expenses.

“During the third quarter we were able to continue to build on the loan growth we have been generating throughout 2007, while maintaining the strong loan quality of the Company’s portfolio.  Even with the additional competitive pressure on the market caused by a significantly higher cost of funds and inverted yield curve, the Company grew the net interest margin to 5.80%, an increase over the linked quarter, and has consistently been able to perform well financially in similar past market situations,” stated Daniel J. Doyle, President and Chief

Executive Officer of Central Valley Community Bancorp and Central Valley Community Bank.  “The Company experienced additional non-interest costs compared to the previous year due to the opening of our new Sunnyside office in November 2006, the relocation to our new Corporate headquarters office in October 2006 and the opening of our Loan Production office in Modesto in April 2007,” stated Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates twelve offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather, Sacramento, and a loan production office in Modesto. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Insurance services are offered through Central Valley Community Insurance Services LLC and investment services are provided by Investment Centers of America. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In thousands, except share amounts)	September 30, 2007	December 31, 2006	September 30, 2006

ASSETS
Cash and due from banks	$16,579	$23,898	$17,725
Federal funds sold	11,285	24,218	22,173
Total cash and cash equivalents	27,864	48,116	39,898
Interest bearing deposits in other banks	118	323	323
Available-for-sale investment securities (Amortized cost of $85,080 at September 30, 2007, $104,117 at December 31, 2006 and $94,458 at September 30, 2006	85,225	103,922	94,380
Loans, less allowance for credit losses of $3,830 at September 30, 2007, $3,809 at December 31, 2006 and $3,607 at September 30, 2006	333,907	318,853	307,328
Bank premises and equipment, net	5,940	4,655	3,700
Bank owned life insurance	6,315	6,146	7,412
Federal Home Loan Bank stock	1,996	1,891	1,865
Goodwill and intangible assets	9,844	10,005	10,059
Accrued interest receivable and other assets	6,293	6,148	4,959
Total assets	$477,502	$500,059	$469,924
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$132,262	$150,182	$127,753
Interest bearing	275,814	290,445	284,992
Total deposits	408,076	440,627	412,745

Short-term borrowings	10,313	3,250	3,250
Long-term debt	—	—	313
Accrued interest payable and other liabilities	6,403	6,404	5,735
Total liabilities	424,792	450,281	422,043
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized, no shares issued or outstanding
Common stock, no par value; 80,000,000 authorized; outstanding 5,999,591 at September 30, 2007, 6,037,656 at December 31,2006 and 6,033,798 at September 30, 2006	12,683	14,007	14,183
Retained earnings	39,940	35,888	33,745
Accumulated other comprehensive gain(loss), net of tax	87	(117)	(47)
Total shareholders’ equity	52,710	49,778	47,881
Total liabilities and shareholders’ equity	$477,502	$500,059	$469,924

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLDIATED STATEMENTS OF INCOME

(UNAUDITED)

	September 30,	September 30,
For the nine months ended	2007	2006
(Dollars in thousands except per share amounts)

Net Interest Income	$18,284	$18,114

Provision for credit losses	360	600

Net interest income after provision for credit losses	17,924	17,514

Total Non-Interest Income	3,350	3,498

Total Non-Interest Expense	14,325	13,474

Provision for Income Taxes	2,302	2,770

NET INCOME	$4,647	$4,768

Basic Earnings per Share	$0.78	$0.80
Diluted Earnings per Share	$0.73	$0.74

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLDIATED STATEMENTS OF INCOME

(Unaudited)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
For the three months ended	2007	2007	2007	2006	2006
(In thousands except per share amounts)

Net interest income	$6,186	$6,130	$5,968	$6,259	$6,104
Provision for credit losses	120	120	120	200	100
Net interest income after provision for credit losses	6,066	6,010	5,848	6,059	6,004
Total non-interest income	1,075	1,116	1,159	1,679	1,295
Total non-interest expense	4,864	4,756	4,705	5,067	4,631
Provision for income taxes	701	751	850	528	999
Net income	$1,576	$1,619	$1,452	$2,143	$1,669

Basic earnings per share	$0.26	$0.27	$0.24	$0.36	$0.28
Diluted earnings per share	$0.25	$0.25	$0.23	$0.33	$0.26

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
For the three months ended	2007	2007	2007	2006	2006
(Dollars in thousands)

Allowance for credit losses to total loans	1.13%	1.10%	1.12%	1.18%	1.16%
Nonperforming loans to total loans	—	0.03%	—	—	—
Total nonperforming assets	$11	$86	$—	$—	$—

Net interest margin (calculated on a fully tax equivalent basis)	5.80%	5.69%	5.66%	5.77%	5.82%

Return on average assets	1.33%	1.35%	1.23%	1.77%	1.43%
Return on average equity	12.21%	12.67%	11.55%	17.55%	14.28%